                   THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      CHIQUITA BRANDS INTERNATIONAL, INC.

     CHIQUITA BRANDS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby amends
                                                -----------
and restates its Certificate of Incorporation to read in full as herein set forth.

                                  ARTICLE ONE

     The name of the Corporation is CHIQUITA BRANDS INTERNATIONAL, INC.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, West Trenton, County of Mercer, New Jersey 08628, and the name of its registered agent therein and in charge thereof upon whom process against the Corporation may be served is The Corporation Trust Company. The Corporation may also have offices at such other places, both within and without the State of New Jersey as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the
                  ------------------
business of the Corporation may require.

                                  ARTICLE THREE

     The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act and under all amendments and supplements thereto, or any act enacted to take the place thereof.

                                  ARTICLE FOUR

     Section 1. Authorized Shares. The total number of shares of capital stock
                -----------------
which the Corporation has authority to issue is 170,000,000 shares, consisting of:

         (a) 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and
                ---------------

         (b) 150,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").
                ------------

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

     Section 2. Preferred Stock. The Preferred Stock may be issued from time to
                ---------------
time and in one or more class or classes and series within any class or classes. The Board of Directors of the Corporation is authorized to determine or alter the designation and the number of shares of any class or series of Preferred Stock, and the relative rights, preferences and limitations of the shares of any class or series of Preferred Stock and to increase or decrease (but not below the number of shares of any such class or series of Preferred Stock then outstanding) the number of shares of any such class or series of Preferred Stock. In the event that the number of shares of any class or series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. All shares of Preferred Stock of any class or series shall have the right to vote with the Common Stock as a single class on all matters upon which holders of Common Stock are entitled to vote, but the number of votes per share of Preferred Stock of any class or series shall be as stated in the resolution or resolutions of the Board of Directors determining the relative rights, preferences and limitations of such class or series of Preferred Stock. No holder of Preferred Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Preferred Stock, or to any securities, rights or obligations convertible (directly or indirectly) into any class or series of stock of the Corporation whether now or hereafter authorized, except as otherwise determined by the Board of Directors.

     Section 3. Common Stock.
                ------------
     (a)  Dividends. Except as otherwise provided by the New Jersey Business
          ---------
Corporation Act or this Third Restated Certificate of Incorporation (the "Certificate of Incorporation"), the holders of Common Stock: (i) subject to
 ----------------------------
the rights of holders of any class or series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any class or series of Preferred Stock.

     (b)  Conversion Rights. The Common Stock shall not be convertible into, or
          -----------------
exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

     (c)  Preemptive Rights. No holder of Common Stock shall have any
          -----------------
preemptive or subscription rights with respect to the Common Stock, Preferred Stock, or to any securities, rights or obligations convertible (directly or indirectly) into, or exchangeable (directly or indirectly) for, stock of the Corporation whether now or hereafter authorized.

     (d)  Voting Rights. Except as otherwise provided by the New Jersey
          -------------
Business Corporation Act or this Certificate of Incorporation and subject to the rights of holders of any class or series of Preferred Stock, all of the voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the shareholders of the Corporation.

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                                  ARTICLE FIVE

     The number of directors constituting the Corporation's current Board of Directors is seven (7). The names and addresses of the persons currently serving as said directors are set forth below:

Name                         Address
----                         -------
Morten Arntzen               250 East Fifth Street
                             Cincinnati, Ohio
Jeffrey D. Benjamin          250 East Fifth Street
                             Cincinnati, Ohio
Robert W. Fisher             250 East Fifth Street
                             Cincinnati, Ohio
Cyrus F. Freidheim, Jr.      250 East Fifth Street
                             Cincinnati, Ohio
Roderick M. Hills            250 East Fifth Street
                             Cincinnati, Ohio
Carl H. Lindner              250 East Fifth Street
                             Cincinnati, Ohio
Steven G. Warshaw            250 East Fifth Street
                             Cincinnati, Ohio

                                  ARTICLE SIX

     Section 1. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than twenty (20) persons who shall hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Subject to any rights of the holders of any class or series of Preferred Stock of the Corporation to elect additional directors under specified circumstances, the actual number of directors shall be determined from time to time by resolution of the Board of Directors.

     Section 2. The number of directors may at any time be increased or decreased only by the vote of the Board of Directors and in case of any such increase the Board of Directors shall have power to elect such additional directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, but in no event may the Board of Directors decrease the number of directors unless the directorships to be eliminated are vacant.

     Section 3. Any directorship not filled at the annual meeting, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even though less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of shareholders of the Corporation and until his or her successor shall have been duly elected and qualified.

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

     Section 4. A director may be removed from office only for cause, upon the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class; provided that if the holders of
                                                -------- ----
any class or series of capital stock are entitled by the provisions of this Certificate of Incorporation to elect one or more directors, each director or directors so elected may be removed only for cause and only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

                                  ARTICLE SEVEN

      Section 1. Meetings of Shareholders. Subject to any rights of holders of
                 ------------------------
any class or series of Preferred Stock and except as otherwise required by New Jersey law, (a) any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected in lieu thereof by any consent in writing by less than all of the shareholders and (b) a special meeting of shareholders of the Corporation may be called only by either (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office or (ii) the president or chief executive officer of the Corporation.

     Section 2. Business Brought Before a Meeting. At any meeting of the
                ---------------------------------
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by any shareholder of the Corporation who was an Eligible Shareholder at the time of giving of notice as provided below, who is entitled to vote on business of the type which such Eligible Shareholder proposes to bring before the meeting and who shall have complied with the notice procedures set forth below. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing and in accordance with the procedures set forth in this Section 2 to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days prior to the first anniversary of the preceding year's annual meeting; provided that
                                                                 -------- ----
in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date or if no such annual meeting was held during the immediately preceding calendar year, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date set for the meeting was made, and (b) in the case of a special meeting, not later than the close of business on the 15th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date set for the meeting was made. A shareholder's notice to the secretary shall set forth (a) written statements and information necessary to demonstrate that the shareholder qualifies as an Eligible Shareholder as of the date of such notice, and (b) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and any material interest of the shareholder in such business. The Board of Directors, the president of the Corporation, or any other officer to whom authority has been delegated by either the Board of Directors or the president of the Corporation shall determine if the subject

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matter of any timely shareholder notice given in accordance with the procedures set forth in this Section 2 is an appropriate subject to be brought before the meeting. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, whether as a result of a failure by the shareholder to comply with the procedures set forth in this Section, a determination that the subject matter is not an appropriate subject to be brought before the meeting, or otherwise; if the presiding person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, no business proposed by a shareholder shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") or any
                                                  ------------
successor provision thereto.

     Section 3. Nominations.
                -----------
     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who was an Eligible Shareholder at the time of giving of notice provided for in Section 3(b) below, who is entitled to vote generally in the election of directors at the meeting and who shall have complied with the notice procedures set forth in Section 3(b) below.

     (b) In order for a shareholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of shareholders, such shareholder shall have delivered timely notice of such shareholder's intent to make such nomination in writing and in accordance with the procedures set forth in this Section 3 to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual
                       -------- ----
meeting is changed by more than 30 days from such anniversary date or if no such annual meeting was held during the immediately preceding calendar year, notice by the shareholder to be timely must be so delivered to or mailed and received not later than the close of business on the 15th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date set for the meeting was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 15th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date set for the meeting was made. A shareholder's notice to the secretary of the Corporation shall set forth (a) written statements and information necessary to demonstrate that the shareholder qualifies as an Eligible Shareholder as of the date of such notice, and (b) as to each person whom the shareholder proposes to nominate for election as a director at such meeting, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required (including such person's written consent to serving as a director if elected) pursuant to Regulation 14A under the Exchange Act or any successor provision thereto.

     No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in by this Section 3, and if the presiding person should so determine, he or she shall so declare to the meeting and the nomination shall be disregarded. A shareholder seeking to nominate a person to serve as a director must also comply with all other applicable legal requirements.

     Section 4. Definitions. For purposes of this Article Seven, the following
                -----------
definitions shall apply:

     (a)  Eligible Shareholder. A person (the "Proposing Person") who proposes
          --------------------                 ----------------
to bring business before, or to nominate persons for election to the Board of Directors of the Corporation at, a meeting of shareholders of the Corporation (the "Meeting of Shareholders") shall be deemed to be an Eligible Shareholder
      -----------------------
with respect to shares of the Corporation as of the date of giving notice to the Corporation pursuant to Section 2 or Section 3, as the case may be, of this Article Seven of such proposed business or nomination(s) (the "Notice Date") if:
                                                               -----------

          (i)   in the case where the Proposing Person holds shares of record,
(A) the Proposing Person has provided the Corporation with a written statement setting forth (x) the name and address of the Proposing Person, as they appear on the Corporation's official record of shareholders, and the number of shares of the Corporation of a class entitled to vote at the Meeting of Shareholders on the business or nomination(s), as the case may be, proposed by the Proposing Person to be brought before, or to be made at, such Meeting which were held of record by the Proposing Person as of the Notice Date, and (y) that the Proposing Person intends to hold such shares continuously through the date of the Meeting of Shareholders, and (B) the Corporation verifies to its reasonable satisfaction that the Proposing Person was in fact reflected in the Corporation's official record of shareholders as the holder of record of such shares as of the Notice Date.

          (ii) in the case where the Proposing Person holds shares beneficially but not of record, (A) the Proposing Person has provided the Corporation with (1) the name and address of the Proposing Person, (2) either
(x) a written statement from the holder of record of the shares beneficially owned by the Proposing Person setting forth the name and address of such holder of record, as they appear on the Corporation's official record of shareholders, and the number of shares of the Corporation of a class entitled to vote at the Meeting of Shareholders on the business or nomination(s), as the case may be, proposed by the Proposing Person to be brought before, or to be made at, such Meeting of Shareholders which were held of record by such holder of record for the benefit of the Proposing Person as of the Notice Date, or (y) a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5 (as filed pursuant to Section 13 or Section 16, as of the case may be, of the Exchange Act or any successors to such Schedules or Forms filed pursuant to such Sections or pursuant to any successor provisions thereto), and all subsequent amendments to and updates of such Schedules and/or Forms, reflecting the Proposing Person's ownership of shares of the Corporation of a class entitled to vote at the Meeting of Shareholders on the business or nomination(s), as the case may be, proposed by the Proposing Person to be brought before, or to be made at, such Meeting, together with a written statement that the Proposing Person has continuously held the shares reflected as being owned by the Proposing

Person in such Schedules and/or Forms (as most recently amended or updated) through the Notice Date, and (3) a written statement that the Proposing Person intends to hold such shares continuously through the date of the Meeting of Shareholders, and (B) the Corporation verifies to its reasonable satisfaction that, in the case of clause (2) (x) above, such holder of record was in fact reflected in the Corporation's official record of shareholders as the holder of record of such shares as of the Notice Date, or, in the case of clause (2) (y) above, the information provided by the Proposing Person accurately reflects the information in the applicable Schedules or Forms on file with the Securities and Exchange Commission.

                                  ARTICLE EIGHT

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE NINE

     Section 1. Limitation of Liability.
                -----------------------

     (a) For purposes of this ARTICLE NINE, the following definitions shall apply:

          (1) "Expenses" shall mean all reasonable costs, disbursements, fees
               --------
of attorneys, accountants and other professionals, expert fees, investigative fees and all other similar expenses.

          (2) "Indemnitee" shall mean a director, officer or employee, or
               ----------
trustee or other fiduciary of the Corporation or any employee benefit plan adopted or sponsored by the Corporation, or a director, officer, employee, trustee or other fiduciary, member, partner of, or persons serving in a similar capacity with any other corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise which such person is serving at the request of the Corporation. Any person serving simultaneously as a director, officer or employee of the Corporation and as a director, officer, employee, trustee or other fiduciary, member, partner of, or in a similar capacity with (i) any enterprise in which the Corporation owns at least 20% of the equity interests of such enterprise or
(ii) any employee benefit plan adopted or sponsored by such an enterprise, shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

          (3) "Liabilities" shall mean all Expenses and any and all amounts
               -----------
paid or incurred in satisfaction of settlements, judgments, fines, and penalties (including, without limitation, any excise taxes imposed in connection with service as a fiduciary of an employee benefit plan).

          (4) "Proceeding" shall mean any civil, criminal, administrative,
               ----------
investigative or arbitration action (or other form of alternative dispute resolution), suit, or proceeding, including, without limitation, any proceeding by or in the right of the Corporation, or any appeal thereof, or any inquiry or investigation which could lead to such action, suit, or proceeding.

     (b) To the fullest extent permitted by the New Jersey Business Corporation Act as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of any duty, except that nothing contained herein shall relieve an officer or a director from liability for breach of a duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any amendment or modification of the foregoing provision or the applicable provisions of the New Jersey Business Corporation Act shall not adversely affect any right or protection of an officer or a director of the Corporation existing at the time of such amendment or modification, and such right or protection shall continue as to a person who has ceased to be an officer or a director and shall inure to the benefit of the heirs, executor and administrators of such a person.

     (c) Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved (including as a witness) in any pending, threatened, or completed (by judgment, settlement or otherwise) Proceeding by reason of his or her being or having been an Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all Liabilities incurred or suffered in connection with any such Proceeding, and such indemnification shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of his or her heirs, executors, administrators, and assigns. Notwithstanding the foregoing and except as set forth in Section 2 of this ARTICLE NINE, the Corporation shall indemnify any person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation.

     (d) The right to indemnification conferred in this ARTICLE NINE (1) shall be a contract right (and any subsequent repeal of, or amendment to, this ARTICLE NINE shall not affect the right to indemnification based upon any act or omission while this ARTICLE NINE is in effect), (2) is intended to be retroactive to events occurring prior to the adoption of this ARTICLE NINE to the fullest extent permitted by applicable law, and (3) shall include the right to be paid by the Corporation the Expenses incurred in connection with any Proceeding in advance of the final disposition of such Proceeding; provided
                                                                   --------
that if the New Jersey Business Corporation Act or the Board of Directors so
----
requires, the payment of such Expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this ARTICLE NINE or otherwise.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of
                -------------------------------
this ARTICLE NINE is not paid in full by the Corporation within thirty (30) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim, and, if successful on the merits or otherwise in connection with any such Proceeding, or in the defense of any claim, issue, or matter therein, the claimant shall be entitled also to be paid by the Corporation any and all Expenses incurred or suffered in connection with such Proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of Expenses incurred in connection with any Proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, nor the termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Non-Exclusivity of Rights. The right to indemnification and
                -------------------------
advancement of Expenses provided by or granted pursuant to this ARTICLE NINE shall not exclude or be exclusive of any other rights to which any person (including agents) may be entitled under this Certificate of Incorporation, the By-Laws of the Corporation, agreement, vote of shareholders, statute or otherwise; provided that no indemnification shall be made to or on behalf of
           -------- ----
such person if a final, non-appealable judgment or adjudication adverse to such person establishes that such person's acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in such person's receipt of an improper personal benefit.

     Section 4. Insurance. The Corporation may purchase and maintain insurance
                ---------
on behalf of any Indemnitee against any Liabilities incurred or asserted against him in any Proceeding by reason of such person's being or having been such an Indemnitee, whether or not the Corporation would have the power to indemnify such person against such Expenses and Liabilities under the provisions of this ARTICLE NINE or otherwise.

     Section 5. Reliance. Persons who after the date of the adoption of this
                --------
provision become or remain Indemnitees or who, while an Indemnitee, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of Expenses and other rights contained in this ARTICLE NINE in entering into or continuing such service. The rights to indemnification and to the advance of Expenses conferred in this ARTICLE NINE shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section 6. Merger or Consolidation. For purposes of this ARTICLE NINE,
                -----------------------
references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, member, partner or persons serving in a similar capacity of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall stand in the same position under this ARTICLE NINE with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE TEN

     The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of New Jersey at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulation the accounts and books of the Corporation, or any of them, shall be open to the inspection of shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of New Jersey.

                                ARTICLE ELEVEN

     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal ARTICLE NINE hereof in any manner adverse to the Indemnitees, or this ARTICLE ELEVEN, or any provision thereof or hereof.

                                ARTICLE TWELVE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                ARTICLE THIRTEEN

     Unless otherwise provided by this Certificate of Incorporation or by law, and subject to the rights of holders of any class or series of Preferred Stock, whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Without limiting the generality of the foregoing, the provisions of this Article Thirteen shall be applicable to all actions taken by vote of the shareholders that would otherwise require the affirmative vote of greater than the majority of the votes cast as the result of provisions of the New Jersey Business Corporation Act applicable to corporations organized prior to January 1, 1969.

     IN WITNESS WHEREOF, CHIQUITA BRANDS INTERNATIONAL, INC. has made this Certificate under the signature of its President and Chief Executive Officer this _____ day of March, 2002.

                                CHIQUITA BRANDS INTERNATIONAL, INC.

                                ______________________________________________
                                By:      Steven G. Warshaw
                                Title:   President and Chief Executive Officer

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